UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec.240.14a-12

VESTIN REALTY MORTGAGE II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

BAODOCS1\293851v3

VESTIN REALTY MORTGAGE II, INC.
8880 W Sunset Road, Suite 200
Las Vegas, Nevada 89148
(702) 227-0965

SUPPLEMENT TO PROXY STATEMENT

EXPLANATORY NOTE

This supplement includes information not included in the definitive proxy statement (the “Proxy Statement”) of Vestin Realty Mortgage II, Inc. (“VRM II”), dated October 21, 2011, describing the matters to be voted upon at VRM II’s annual meeting of stockholders (the “Annual Meeting”) to be held on December 15, 2011.  The “Solicitation of Proxies” section of the Proxy Statement is supplemented with the information set forth below.  This supplement should be read in conjunction with the Proxy Statement and its appendices.

SUPPLEMENTAL INFORMATION

VRM II has engaged Georgeson, Inc. to assist VRM II and its management with the solicitation of proxies for a fee of approximately $9,000, plus reimbursement for out-of-pocket expenses incurred in connection with such solicitation.

November 23, 2011